Exhibit 10.1

October 11, 2017

Ultra SC Inc.

1775 Tysons Boulevard

Tysons, Virginia 22102

Veritas Capital Fund Management, L.L.C.

9 West 57th Street, 29th Floor

New York, NY 10019

KGS Holding LLC

9 West 57th Street, 29th Floor

New York, NY 10019

The SI Organization Holdings LLC

9 West 57th Street, 29th Floor

New York, NY 10019

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger dated as of October 11, 2017 (the “Merger Agreement”) by and among DXC Technology Company, a Nevada corporation (“Delta”), Ultra SC Inc., a Nevada corporation and a direct, wholly owned subsidiary of Delta (“Ultra”), Ultra First VMS Inc., a Delaware corporation and a direct, wholly owned subsidiary of Ultra, Ultra Second VMS LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Ultra, Ultra KMS Inc., a Delaware corporation and a direct, wholly owned subsidiary of Ultra, Vencore Holding Corp., a Delaware corporation (“Vector”), KGS Holding Corp., a Delaware corporation (“Kodiak”), The SI Organization Holdings LLC, a Delaware limited liability company, and KGS Holding LLC, a Delaware limited liability company. Pursuant to the Merger Agreement, equityholders of Vector and Kodiak, including funds managed by Veritas Capital Fund Management, L.L.C., a Delaware limited liability company (“Sponsor”), will receive as consideration shares of common stock of Ultra, $0.01 par value per share (“Ultra Common Stock”).

Each of Ultra, Sponsor and the Enumerated Stockholders is referred to herein as a “Party” and, together, as the “Parties.” Unless otherwise specified herein, capitalized terms used in this letter agreement (this “Agreement”) but not defined herein shall have the meanings set forth for such terms in the Merger Agreement.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

PART I — REGISTRATION RIGHTS

1.	DEFINED TERMS

1.1	Definitions

When used in Part I of this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Blackout Period” shall mean a Close Period or a Discretionary Blackout Period.

“Close Period” shall mean the period that begins fifteen days prior to the end of a fiscal quarter and ends on the day following the first public announcement of the results for such fiscal quarter.

“Discretionary Blackout Period” means a period of up to 45 days in a 180 day period in the event that (a) the SEC issues a stop order suspending the effectiveness of any registration statement with respect to Registrable Securities or the initiation of proceedings with respect to such registration statement under Section 8(d) or 8(e) of the Securities Act, provided that such Discretionary Blackout Period shall automatically terminate at such earlier time as such stop order has been lifted or shall cease to be effective or the SEC has determined not to issue a stop order in such proceeding, or (b) Ultra’s Board of Directors determines in its good faith judgment that the registration or sale of Registrable Securities would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of Ultra or any material transaction under consideration by Ultra or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect Ultra.

“FINRA” shall mean the Financial Industry Regulatory Authority (or any successor thereto).

“Free Writing Prospectus” shall mean a free-writing prospectus, as defined in Rule 405.

“Permitted Transferee” shall mean (i) any Affiliate of Sponsor, or (ii) any successor entity; provided that, in each case described in clauses (i) and (ii), only to the extent such transferee agrees to be bound by the terms of this Agreement in accordance with the provisions hereof.

“Prospectus” means the prospectus included in a Shelf Registration Statement, all amendments and supplements to the Prospectus, including post-effective amendments, all material incorporated by reference or deemed to be incorporated by reference in such Prospectus and any Free Writing Prospectus.

“Registrable Securities” shall mean all shares of Ultra Common Stock issued to Sponsor or its Affiliates pursuant to the Merger Agreement (and any shares or other securities issued or distributed in respect thereof by way of a split, combination or dividend or in connection with a merger, consolidation, conversion, business combination, recapitalization, reclassification, reorganization and/or exchange); provided that such securities will continue to be Registrable Securities in the hands of any Permitted Transferee thereof, and, other than in the hands of any Permitted Transferee, such securities will cease to be Registrable Securities: (i) when they have been effectively registered under the Securities Act and disposed of in accordance with such registration statement covering them or (ii) when they have been sold to the public in accordance with Rule 144 or other exemption from registration under the Securities Act.

“Rule 405” shall mean SEC Rule 405 under the Securities Act, as Rule 405 may be amended from time to time, or any similar successor rule that may be issued by the SEC.

“Rule 415” shall mean SEC Rule 415 under the Securities Act, as Rule 415 may be amended from time to time, or any similar successor rule that may be issued by the SEC.

“Rule 424” shall mean SEC Rule 424 under the Securities Act, as Rule 424 may be amended from time to time, or any similar successor rule that may be issued by the SEC.

“Shelf Registration” means the registration of an offering of Registrable Securities on a Form S-1 Shelf or a Form S-3 Shelf, as applicable, on a delayed or continuous basis under Rule 415 under the Securities Act, pursuant to Section 2.1.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Registrable Securities (or any voting or economic interest therein) to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Underwritten Offering” shall mean a bona fide underwritten registered public offering of any Registrable Securities.

2.	REGISTRATIONS

2.1	Shelf Registration Statement

On or prior to the Initial Date (as defined below), Ultra shall file a Registration Statement for a Shelf Registration on Form S-1 covering the resale of all Registrable Securities on a delayed or continuous basis (the “Form S-1 Shelf”). In the event that Ultra becomes eligible to use Form S-3 under the Securities Act after twelve (12) calendar months following the Closing Date, Ultra shall use its commercially reasonable efforts to convert the Form S-1 Shelf to a Shelf Registration on Form S-3 (a “Form S-3 Shelf” and together with the Form S-1 Shelf, the “Shelf Registration Statement”) or, if such conversion is not permitted, shall file a new Registration Statement that is a Form S-3 Shelf. Subject to the terms of this Agreement, including any applicable Blackout Period, Ultra shall respond to any comments from the SEC as promptly as practicable and use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement are no longer Registrable Securities (the period during which Ultra shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this Section 2.1 the “Shelf Period”). Ultra shall notify the holders of Registrable Securities named in the Shelf Registration Statement via facsimile or by email of the effectiveness of a Form S-1 Shelf promptly once Ultra confirms effectiveness with the SEC. Ultra shall file a final Prospectus with the SEC to the extent required by Rule 424. The “Plan of Distribution” section of such Shelf Registration Statement shall provide for all permitted means of disposition of Registrable Securities requested in writing to be included therein by Sponsor including, without limitation, Underwritten Offerings, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering.

2.2	Requests for Registration

Subject to Article 3 of Part I of this Agreement and the other terms and conditions of Part I of this Agreement, at any time during the Shelf Period, Sponsor may request to sell all or any portion of the Registrable Securities in an offering that is registered pursuant to the Shelf Registration Statement (each, a “Shelf Takedown”). Sponsor may request Ultra to initiate up to five Shelf Takedowns that are Underwritten Offerings. For the avoidance of doubt, there shall be no limit on resales by Sponsor pursuant to any Shelf Registration Statement that are not Shelf Takedowns that are Underwritten Offerings. An offering using any such registration statement may be an Underwritten Offering if requested by Sponsor.

2.3	Shelf Takedown Notice

All requests for Shelf Takedowns shall be made only by Sponsor giving written notice to Ultra (a “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the number of Registrable Securities to be sold and the intended methods of disposition. For the avoidance of doubt, a Shelf Takedown Notice may be given by Sponsor during a Blackout Period with such Shelf Takedown, at the option of Sponsor, to occur immediately following the next succeeding Business Day following expiration of the Blackout Period. In addition, in the event of a Blackout Period, Sponsor shall have the right to withdraw its Shelf Takedown Notice and, if such Shelf Takedown Notice is withdrawn, such Shelf Takedown shall not be taken into account for purposes of any limitations applicable thereto in this Agreement, and Ultra shall pay all reasonable expenses in connection with such withdrawn Shelf Takedown and registration.

2.4	Priority on Shelf Registrations

During the term of Part I of this Agreement, Ultra shall not include in any Shelf Takedown any securities that are not Registrable Securities without the prior written consent of Sponsor, which consent shall not be unreasonably withheld, conditioned or delayed. In any Underwritten Offering, if the managing underwriter(s) advises Ultra in writing that in its opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Underwritten Offering exceeds the number of Registrable Securities and other securities, if any, that can be sold therein in an orderly manner at a price that is acceptable to Sponsor, then Ultra shall include in such registration only such number of shares of Ultra Common Stock that in the opinion of the managing underwriter(s) can be sold in an orderly manner at a price that is acceptable to Sponsor, which shares shall be included in the following order of priority:

(a)	first, Registrable Securities for which registration was requested;

(b)	second, any securities proposed to be registered by Ultra; and

(c)	third, any other securities proposed to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

2.5	Selection of Underwriters

Sponsor shall have the right to select the underwriter or underwriters to administer any Underwritten Offering in connection with a sale of Registrable Securities pursuant to a Shelf Takedown from a list to be supplied by Ultra, which list shall include at least five nationally recognized investment banking firms. If Sponsor wishes to select a lead underwriter that is not on the list provided by Ultra, Sponsor may propose an alternative lead underwriter; provided however that if Ultra objects in good faith to such alternative lead underwriter, Ultra may require Sponsor to select a different alternative lead underwriter after good faith consultation with Ultra, and, for the avoidance of doubt, Ultra may not object to such different alternative lead underwriter.

2.6	Other Registration Rights

Ultra represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any Person with respect to any securities of Ultra other than this Agreement. After the date hereof, Ultra shall not enter into any agreement or arrangement with any current or future holder of securities that would cause Ultra to be unable to comply with its obligations under Part I of this Agreement.

3.	RESTRICTIONS ON REGISTRATIONS

3.1	Restrictions on Registrations

Ultra will not be obligated to effect more than one Shelf Takedown that is an Underwritten Offering in any 90 day period or more than three Shelf Takedowns that are Underwritten Offerings in any 365 day period. Ultra shall not be obligated to effect any Shelf Takedown that is an Underwritten Offering unless the reasonably anticipated gross proceeds from the sale of Registrable Securities in such Shelf Takedown that is an Underwritten Offering are $100 million. Notwithstanding anything in this Agreement to the contrary, no Registrable Securities may be registered, offered, sold or otherwise transferred under, and Ultra shall not be required to maintain the effectiveness of, more than one registration statement with respect to Registrable Securities at any time nor shall Ultra be required, beginning eighteen months after the Closing Date, to maintain a Shelf Registration Statement once the fair market value of all Registrable Securities is less than the lesser of (a) $100 million in the aggregate and (b) one percent of the outstanding shares of Ultra Common Stock.

3.2	Right to Defer or Suspend Registrations

Notwithstanding anything to the contrary contained in this Agreement, during any Blackout Period, Ultra shall be entitled, by providing written notice, to require any holder of Registrable Securities to suspend the use of any Prospectus for sales of Registrable Securities during such Blackout Period. After the expiration of any Blackout Period and without any further request from Sponsor, Ultra shall provide prompt written notice to Sponsor and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as completed by this Agreement, including to the extent necessary shall as promptly as reasonably practicable and, if Sponsor has delivered a Shelf Takedown Notice during any Blackout Period, the next succeeding Business Day following such expiration, prepare and file a post-effective amendment or supplement to the Shelf Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the event of a Blackout Period, Sponsor shall have the right to withdraw its Shelf Takedown Notice and, if such Shelf Takedown Notice is withdrawn, such Shelf Takedown shall not be taken into account for purposes of any limitations applicable thereto in this Agreement, and Ultra shall pay all reasonable expenses in connection with such withdrawn Shelf Takedown and registration.

4.	PIGGYBACK REGISTRATIONS

4.1	Right to Piggyback

If Ultra proposes to register any of its Ultra Common Stock (whether or not in combination with any other equity or debt security or otherwise and whether or not in connection with a Shelf Registration) under the Securities Act (other than in connection with registration on Form S-4 or Form S-8 or any successor or similar forms, or relating solely to the sale of debt or convertible debt instruments) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), Ultra shall give prompt written notice to Sponsor of its intention to effect such a registration. Each such notice shall specify the approximate number of shares (or dollar amount) of Ultra Common Stock to be registered. Subject to Section 4.2, if Registrable Securities in the aggregate equal two percent or more of the outstanding shares of Ultra Common Stock, Ultra will include in such registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which Ultra has received a written request from Sponsor for inclusion therein within 10 days after the delivery of such notice; provided that (i) Sponsor, if it participates in such offering, must sell its Registrable Securities to the underwriter or underwriters selected by Ultra in connection with such offering on the same applicable terms and conditions as apply to Ultra and (ii) if, at any time after giving notice to Sponsor of its intention to effect such registration, Ultra shall determine for any reason not to register any of its Ultra Common Stock under the Securities Act, Ultra shall give notice to Sponsor and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration and, except for the obligation to pay expenses pursuant to Section 5.2 Ultra shall have no liability to Sponsor in connection with such termination or withdrawal. Ultra shall have the right to select the underwriter or underwriters to administer any underwritten offering in connection with such registration and related offering. Sponsor shall have the right to withdraw its request for inclusion in such offering by giving written notice to Ultra up to and including the time of pricing of such offering.

4.2	Priority on Primary Registrations

If a Piggyback Registration is an underwritten primary registration on behalf of Ultra, and the managing underwriter(s) advises Ultra that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering in an orderly manner at a price that is acceptable to Ultra, Ultra will include in such registration only such number of shares of Ultra Common Stock that in the opinion of the managing underwriter(s) can be sold in an orderly manner at a price that is acceptable to Ultra, which shares shall be included in the following order of priority:

(a)	first, the shares of Ultra Common Stock Ultra proposes to sell,

(b)	second, Registrable Securities requested to be included in such registration, and

(c)	third, any other shares of Ultra Common Stock requested to be included in such registration.

5.	REGISTRATION AND COORDINATION GENERALLY

5.1	Registration Procedures

Without limiting its obligations in Section 2.1, Ultra will:

(a)	notify Sponsor of (i) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (ii) the receipt by Ultra or its counsel of any notification with respect to the suspension of the qualification of Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each registration statement filed hereunder;

(b)	prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary (i) in the case of a Shelf Registration, to keep such registration statement updated and effective until such time that all Registrable Securities have been disposed of in accordance with the intended methods of disposition by such holder thereof set forth in such registration statement and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c)	furnish to Sponsor such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Prospectus, each Free Writing Prospectus and such other documents Sponsor may reasonably request in order to facilitate the disposition of Registrable Securities;

(d)	use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Sponsor reasonably requests (provided that Ultra will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in respect of doing business in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e)	promptly notify Sponsor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of Sponsor, Ultra will promptly prepare, file and furnish to Sponsor a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the prospective purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f)	cause all such Registrable Securities to be listed or quoted on each securities exchange on which similar securities issued by Ultra are then listed or quoted;

(g)	provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)	enter into such customary agreements (including underwriting agreements in customary form) and perform Ultra’s obligations thereunder and take all such other actions as Sponsor or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i)	in the case of an Underwritten Offering, make available for inspection by Sponsor, any managing underwriter participating in any disposition pursuant to such registration statement and any attorney or accountant retained by Sponsor or any managing underwriter, all material financial and other records and pertinent corporate and business documents of Ultra as are reasonably necessary or reasonably requested by them to enable them to exercise their due diligence responsibilities;

(j)	in the case of an Underwritten Offering, cooperate and participate as reasonably requested by Sponsor or the managing underwriter(s) in road show presentations or other customary selling efforts, in the preparation of the registration statement, each amendment and supplement thereto, the prospectus included therein, and other activities as Sponsor or the managing underwriter(s) may reasonably request in order to facilitate the disposition of Registrable Securities;

(k)	take all reasonable actions to ensure that each registration statement, prospectus or Free Writing Prospectus (if any) utilized in connection with any Shelf Registration or Piggyback Registration hereunder (i) complies in all material respects with the Securities Act, (ii) is filed in accordance with the Securities Act to the extent required thereby and is retained in accordance with the Securities Act to the extent required thereby, (iii) when taken together will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iv) in the case of such prospectus or Free Writing Prospectus (when taken together with the related prospectus), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(l)	otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first day of Ultra’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m)	in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, Ultra will use its commercially reasonable efforts to promptly obtain the withdrawal of such order;

(n)	in the case of an Underwritten Offering, use its commercially reasonable efforts to obtain one or more comfort letters, signed by Ultra’s independent public accountants (and any other independent public accountants who audited or reviewed financial information included in the applicable registration statement or prospectus) in the then-current customary form and covering such matters of the type customarily covered from time to time by comfort letters as the managing underwriter(s) reasonably requests;

(o)	in the case of an Underwritten Offering, use its commercially reasonable efforts to provide a legal opinion and negative assurance letter of Ultra’s outside counsel, addressed to the managing underwriters, with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in the then-current customary form and covering such matters of the type customarily covered from time to time by legal opinions and negative assurance letters of such nature;

(p)	cooperate with the sellers of Registrable Securities covered by the registration statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates, if any (not bearing any restrictive legends), representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or such holders may request;

(q)	notify counsel for the Enumerated Stockholders and the managing underwriter(s), if any, promptly, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(r)	use its commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any prospectus and, if any such order is issued, use its commercially reasonable efforts to promptly obtain the withdrawal of such order;

(s)	in the case of an Underwritten Offering, if requested by the managing underwriter(s) or by Sponsor, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) or Sponsor reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by each holder to such underwriter, the purchase price being paid therefor by such underwriter and with respect to any other terms of the underwritten offering of Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment; and

(t)	in the case of an Underwritten Offering, cooperate with Sponsor and each managing underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

For purposes of the above paragraphs of this Section 5.1, an “Underwritten Offering” shall include any offering that is a “bought deal” or a “broker-facilitated” transaction with one or more investment banks, and “managing underwriter” shall include any such investment banks.

Ultra may require the Enumerated Stockholders to furnish in writing to Ultra such information relating to the sellers of Registrable Securities and the sale or registration of Registrable Securities by the Enumerated Stockholders and the distribution thereof as Ultra may from time to time reasonably request in writing. In the event of a Piggyback Registration, if within 10 days of the receipt of a written request from Ultra, the Enumerated Stockholders fail to provide to Ultra any information relating to the Enumerated Stockholders that is required by applicable law to be disclosed in any registration statement, Ultra may exclude the Enumerated Stockholders Registrable Securities from such registration statement.

If any registration statement refers to any holder by name or otherwise as the holder of any securities of Ultra and if in such holder’s sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of Ultra, such holder shall have the right to require the insertion therein of language, in form and substance satisfactory to such holder and presented to Ultra in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of Ultra’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of Ultra.

5.2	Registration Expenses

All reasonable fees and expenses incurred in the performance of or compliance with this Agreement by Ultra including, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses (i) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (ii) of compliance with securities or blue sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 5.1(d)), (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter(s), if any, or by a holder making a Shelf Registration with respect to such offering), (c) messenger, telephone and delivery expenses of the Issuer, (d) fees and disbursements of counsel for Ultra, (e) expenses of Ultra incurred in connection with any road show, (f) fees and disbursements of all independent registered public accounting firms referred to in Section 5.1(n) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by Ultra and (g) fees and disbursements of separate counsel for the Enumerated Stockholders if they are participating in the offering (which counsel shall be selected by such participating Holders) shall be borne by Ultra whether or not any Registration Statement is filed or becomes effective. In addition, Ultra shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by Ultra are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by Ultra.

5.3	Participation in Underwritten Offerings; Suspension of Dispositions

(a)	No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested Ultra to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) cooperates with Ultra’s reasonable requests in connection with such registration.

(b)	Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from Ultra of the happening of any event of the kind described in Section 5.1(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 5.1(e), as the case may be. In such case, such registration shall not be taken into account for purposes of any limitations applicable thereto in this Agreement, and Ultra shall pay all reasonable expenses described in the first sentence of Section 5.3(a) in connection with such registration only insofar as such expenses are directly related to such Person’s discontinued disposition of Registrable Securities in accordance with a notice from Ultra as described in the immediately prior sentence.

5.4	Current Information; Rule 144 Reporting

At all times after the date of this Agreement and subject to any Blackout Period, Ultra will timely file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder at any time when Ultra is subject to such reporting requirements, all to the extent required to enable the Enumerated Stockholders to sell Registrable Securities pursuant to Rule 144.

6.	INDEMNIFICATION

6.1	Indemnification by Ultra

Ultra agrees to: (a) indemnify and hold harmless, to the fullest extent permitted by law, the Enumerated Stockholders and, as applicable, their respective officers, directors, trustees, employees, unitholders, holders of beneficial interests, members, general and limited partners, agents and representatives and each Person who controls the Enumerated Stockholders or such holder (within the meaning of the Securities Act) (collectively, “Sponsor Indemnitees”) against any and all losses, claims, actions, damages, liabilities and expenses (including reasonable attorney’s fees and expenses), to which the Enumerated Stockholders or any such holder or Sponsor Indemnitee may become subject under the

Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, result from or are based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement of Ultra under the Securities Act that covers any Registrable Securities pursuant to this Agreement, or prospectus or preliminary prospectus or any amendment thereof or supplement thereto relating to Registrable Securities, together with any documents incorporated therein by reference, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading; and (b) reimburse the Enumerated Stockholders and each such holder and Sponsor Indemnitee for any legal or any other expenses as incurred, including any amounts paid in any settlement effected with the consent of Ultra, which consent will not be unreasonably withheld or delayed, reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that Ultra shall not be liable in any such case to the extent that any such loss, claim, action, damage, liability or expense (or action or proceeding in respect thereof) arises out of, results from or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to Ultra by or on behalf of such holder with respect to such holder expressly for use therein.

6.2	Indemnification by Holders of Registrable Securities

In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to Ultra in writing such information as Ultra reasonably requests for use in connection with any such registration statement, prospectus, preliminary or prospectus and, to the extent permitted by law, will indemnify and hold harmless, severally and not jointly, Ultra and its officers, directors, employees, agents, representatives, trustees and each Person who controls Ultra (within the meaning of the Securities Act) (collectively, the “Ultra Indemnitees”) against any losses, claims, damages, liabilities and expenses (including reasonable attorney’s fees and expenses) to which Ultra or any such Ultra Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, result from or are based upon (a) any untrue or alleged untrue statement of material fact contained in any registration statement of Ultra under the Securities Act that covers any Registrable Securities pursuant to this Agreement, or prospectus, preliminary prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto relating to Registrable Securities, together with any documents incorporated therein by reference, or (b) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus or Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, but, in the case of each of (a) and (b), only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, any such prospectus, preliminary prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, together with any documents incorporated therein by reference, in reliance upon and in conformity with written information prepared and furnished to Ultra by or on behalf of such holder with respect to such holder expressly for use therein. In addition, such holder will reimburse Ultra and each such Ultra Indemnitee for any legal or any other expenses as incurred including any amounts paid in any settlement effected with the consent of such holder, which consent will not be unreasonably withheld or delayed, incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding. The liability of any holder of

Registrable Securities shall be several and not joint and shall be limited to the net proceeds after underwriting commissions and discounts (but before any taxes and expenses which may be payable by such holder) received by such holder from the sale of Registrable Securities covered by such registration statement, less any other amounts paid by such holder to Ultra and each such Ultra Indemnitee in respect of such untrue statement, alleged untrue statement, omission or alleged omission.

6.3	Procedure

Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying Party of any claim with respect to which it seeks indemnification (provided, that the failure of any indemnified Party to give such notice shall not relieve the indemnifying Party of its obligations hereunder, except to the extent that the indemnifying Party is actually prejudiced by such failure to give such notice), and (b) unless in such indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying Parties may exist with respect to such claim, permit such indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed, the indemnifying Party will not be subject to any liability for any settlement made by the indemnified Party without its consent (but such consent will not be unreasonably withheld). An indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all Parties indemnified by such indemnifying Party with respect to such claim, unless in the reasonable judgment of any indemnified Party a conflict of interest may exist between such indemnified Party and any other of such indemnified Parties with respect to such claim.

6.4	Entry of Judgment; Settlement

The indemnifying Party shall not, except with the approval of each indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to each indemnified Party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by such indemnified Party.

6.5	Contribution

If the indemnification provided for in this Article 6 is, other than expressly pursuant to its terms, unavailable to or is insufficient to hold harmless an indemnified Party under the provisions above in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying Party shall contribute to the amount paid or payable by such indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of Ultra on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the sellers of Registrable Securities and any other sellers participating in the registration statement shall be deemed to be the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of Ultra on the one hand, and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged statement or omission to state a material fact relates to information supplied by Ultra or by the sellers of Registrable Securities or other sellers participating in the registration statement and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Ultra and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Article 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified Party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 6, no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto, less any other amounts paid by such seller in respect of such untrue statement, alleged untrue statement, omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.6	Other Rights

The indemnification and contribution by any such Party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified Party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified Party or any officer, director or controlling Person of such indemnified Party and will survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

6.7	Survival

The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Party or any officer, agent or employee and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such indemnified Party, and will survive the transfer of securities.

7.	MISCELLANEOUS

7.1	Term; Termination

Part I of this Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of: (a) its termination by the written consent of the Parties hereto or their respective successors in interest; (b) the date on which Registrable Securities comprise fewer than two percent of the outstanding shares of Ultra Common Stock; (c) the dissolution, liquidation or winding up of Ultra; and (d) the valid termination of the Merger Agreement upon the terms and subject to the conditions set forth therein.

7.2	No Inconsistent Agreements

Ultra will not hereafter grant any registration rights with respect to its securities that violate or are materially more favorable than the rights granted to the holders of Registrable Securities in this Agreement.

7.3	Permitted Transferees

Registrable Securities shall cease to be Registrable Securities after any Transfer to any Person other than a Permitted Transferee. Prior to the Transfer of any Registrable Securities to any Permitted Transferee, and as a condition thereto, Sponsor shall cause such Permitted Transferee to deliver to Ultra its written agreement, in form and substance reasonably satisfactory to Ultra, to be bound by the terms and conditions of this Agreement.

7.4	Dilution

If, from time to time, there is any change in the capital structure of Ultra by way of a split, dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue.

PART II — CERTAIN COVENANTS

8.	LOCK-UP

8.1	Lock-Up Agreement

(a)	Other than with respect to a Permissible Transfer, Sponsor agrees that, without Ultra’s prior written consent, Sponsor will not, and will cause its controlled Affiliates, including, without limitation, the Enumerated Stockholders not to, for a period commencing on the Closing Date and ending on the earlier of (i) January 1, 2019 and (ii) the date that is nine months following the Closing Date (such applicable date, the “Initial Date”), (A) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any shares of Ultra Common Stock or any securities convertible into, exercisable for, or exchangeable for shares of Ultra Common Stock, or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ultra Common Stock (the actions set forth in clauses (A) and (B), a “Transfer”), whether any such transaction described in clause (A) or (B) of this sentence is to be settled by delivery of common stock or such other securities, in cash or otherwise.

(b)	Sponsor agrees that, without Ultra’s prior written consent, Sponsors will not, and will cause its controlled Affiliates, including, without limitation, the Enumerated Stockholders, not to, during the period commencing on the Closing Date and ending on the Initial Date, make any demand for or exercise any right with respect to, the registration of any shares of Ultra Common Stock under Part I of this Agreement.

(c)	Other than with respect to a Permissible Transfer, Sponsor agrees that, without Ultra’s prior written consent, Sponsor will not, and will cause its controlled Affiliates, including, without limitation, the Enumerated Stockholders not to, for a period commencing on the Initial Date and ending on the date that is the earlier of (i) April 1, 2019 and (ii) the date that is twelve months following the Closing Date, effect any Transfer that would involve in the aggregate together with all other Transfers during such three-month period more than one-third of the total number of shares of Ultra Common Stock issued as Vector Stock Consideration and Kodiak Stock Consideration, or any securities convertible into or, exercisable for, or exchangeable for such shares or any swap or other arrangement that transfers to another, in whole or in part, the economic consequences of ownership of such securities (collectively in the aggregate a “Permitted One-Third”), whether any such Transfer is to be settled by delivery of common stock or such other securities, in cash or otherwise.

(d)	Sponsor consents to the entry of stop transfer instructions with Ultra’s transfer agent and registrar relating to the transfer of the Sponsor’s and its controlled Affiliates’, including, without limitation, the Enumerated Stockholders’, shares of Ultra Common Stock except in compliance with the restrictions set forth in this Section 8.

(e)	For purposes of this Section 3, “Permissible Transfer” means:

(i)	a Transfer of Ultra Common Stock by the Sponsor or one of its controlled Affiliates, on the one hand, to a controlled Affiliate of such Person, on the other hand;

(ii)	a Transfer of Ultra Common Stock as a result of any merger, consolidation or reorganization of Ultra; and

(iii)	a Transfer of Ultra Common Stock that constitutes a tender into a tender or exchange offer commenced by Ultra or approved and recommended by the Ultra Board of Directors.

9.	STANDSTILL

9.1	Standstill Agreement

Sponsor agrees that for a period commencing on the date of this Agreement and ending on the earlier of (1) the first date that Sponsor and its controlled Affiliates collectively no longer own more than five percent of the total outstanding shares of Ultra Common Stock, (2) a material breach of Section 11 hereof if such material breach has not been or is incapable of being cured within ten days after the receipt of written notice thereof and (3) upon a Fundamental Change Event (the “Standstill Period”), none of Sponsor, its controlled Affiliates or any of their respective Representatives acting on their behalf shall in any manner, directly or indirectly or alone or in concert with any other person, in each case except (i) to the extent approved by Ultra or (ii) as contemplated by this Agreement or any other Transaction Agreements (including the enforcement of any rights thereunder):

(a)

effect or consummate or seek, agree, offer or propose (whether publicly or otherwise) to effect or consummate, or announce any intention to effect or consummate or cause or participate in or in any way assist, facilitate or encourage any other person to effect or consummate or seek, agree, offer or propose (whether publicly or otherwise) to effect or consummate or participate in (provided that, for the avoidance of doubt, any sale or any exchange or tender approved by the

Ultra Board of Directors of Ultra Common Stock owned by Sponsor and its Affiliates as of the Closing Date (or otherwise acquired not in violation of this Agreement) shall not be subject to this Section 9.1(a)): (i) any acquisition (by purchase or otherwise) of (A) any economic interest in, or any direct or indirect right to direct the voting or disposition of, any securities (or any derivative securities) (or beneficial ownership thereof) of Ultra, or rights or options to acquire any securities (or any derivative securities) (or beneficial ownership thereof) of Ultra, or (B) except in the ordinary course of business, any assets, indebtedness or businesses of Ultra or any of its Affiliates; (ii) any tender or exchange offer, merger or other business combination involving Ultra or any of its Affiliates or assets of Ultra or its Affiliates constituting a significant portion of the consolidated assets of Ultra or any of its Affiliates, or (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Ultra or any of its Affiliates unless such transaction has been approved by the Ultra Board of Directors;

(b)	make, or in any way participate in, directly or indirectly, any solicitation of proxies to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of Ultra;

(c)	initiate, induce or attempt to induce, cooperate or collaborate with, any other person, entity or group in connection with, any stockholder proposal or withhold vote campaigns or tender offers for equity securities of Ultra, any change of control of Ultra or the convening of a meeting of Ultra Stockholders (other than in connection with a transaction that has been approved by the Ultra Board of Directors);

(d)	form, join or in any way participate in a group with respect to Ultra in respect of any securities of Ultra or in connection with (or otherwise act in concert with any person in connection with) the matters that are the subject of this Section 9.1 (other than any group with a controlled Affiliate as a result of the ownership of Ultra Common Stock as of the Closing Date or acquired not in violation of this Agreement);

(e)	except as set forth in Section 11 hereof, otherwise act, alone or in concert with others, to seek representation on or to control or influence the management of Ultra, the Ultra Board of Directors, or policies of Ultra or to obtain representation on the Ultra Board of Directors;

(f)	bring any action or otherwise act to contest the validity of this Section 9.1;

(g)	advise, assist, encourage, act as a financing source for or otherwise invest in any other person in connection with, or enter into any discussions, negotiations, arrangements or understandings with any other person with respect to, any of the activities set forth in clauses (a) through (f) of this sentence or propose any of such activities to any other person;

(h)	publicly disclose any intention, plan or arrangement, or take any action, inconsistent with any of the foregoing; or

(i)

take any action with respect to Ultra that would or would reasonably be expected to require Ultra to make a public announcement regarding (i) any of the types of matters set forth in clauses (a) through (h) of this sentence, or (ii) the possibility of Sponsor or any other person acquiring control of Ultra, whether by means of a business combination or otherwise. Any reference to “Ultra” in clauses (a) through (h) of the immediately preceding sentence shall be deemed to collectively refer to Ultra, any successor to Ultra (but in all respects subject to the Standstill Period). This Section 9.1 shall also apply with respect to any of the foregoing activities with respect to any holding company that may subsequently be formed to hold Ultra and/or any of its assets (but in all respects subject to the Standstill Period). For purposes of this Section 9.1, “derivative security” means, with respect to any person, any right, option, other security or other derivative position that has an exercise, exchange or conversion privilege or a settlement payment or mechanism at a price related to, or a value determined in whole or in material part with reference to or derived in whole or in part from, the value of any securities, bank debt or other obligations of such person or any of its subsidiaries (but, for the avoidance of doubt, shall not include any derivative transactions described in Section 7.9 of the Merger Agreement).

(j)	Notwithstanding anything to the contrary herein, in no event shall the restrictions set forth in this Section 9 be deemed to prohibit or otherwise restrict: (i) any actions of the Nominee in its capacity as a member of the Ultra Board of Directors; (ii) any actions of Sponsor in connection with or contemplated by Section 11 of this Agreement; (iii) any action that is expressly permitted under the terms of this Agreement or any Transaction Agreement (including the enforcement of any right arising thereunder); (iv) the voting or direction of voting, in the capacity as a stockholder, of any Ultra Common Stock by Sponsor or any of its controlled Affiliates owned as of the Closing Date by Sponsor or its controlled Affiliates or acquired thereafter not in violation of this Agreement; (v) any acquisition of Ultra Common Stock or other securities pursuant to a dividend paid on Ultra Common Stock or as a result of any merger, consolidation or recapitalization; or (vi) the filing of any Schedule 13D or similar disclosure by Sponsor or any of its controlled Affiliates reflecting the acquisition of Ultra Common Stock at the Closing Date and stating any intention or plan that it may from time to time take actions permitted under this Section 9).

(k)	For purposes of this Section 9, a “Fundamental Change Event” means: (i) Ultra has entered into a definitive written agreement providing for a merger, consolidation, tender offer, or exchange offer, or other business combination involving Ultra as a constituent party that would result in the acquisition of more than 50% of the Ultra’s outstanding equity securities; (ii) Ultra has entered into a definitive written agreement providing for a sale of a majority or more of the Ultra’s assets; (iii) the second business day following a recommendation by the Ultra Board of Directors that Ultra’s stockholders tender or exchange their shares in a bona fide tender offer or exchange offer for more than 50% of Ultra’s outstanding equity securities; or (iv) any transaction or series of related transactions or stockholder vote that results in the directors compromising the Ultra Board of Directors immediately prior to such transaction or stockholder vote ceasing to represent the majority of directors compromising the Ultra Board of Directors; provided that any directors comprising the Ultra Board of Directors that were nominated, elected, appointed or recommended by the Ultra Board of Directors immediately prior to such transaction or vote will be deemed to have been members of the Ultra Board of Directors after such vote or transaction.

9.2	No Waiver

Sponsor also agrees that neither it nor any of its Representatives acting on its behalf shall, during the Standstill Period, publicly request that Ultra or any of its Representatives, directly or indirectly, (A) amend or waive any provision of this Article 9 (including this sentence) or (B) otherwise invite or consent to any action inconsistent with any provision of this Article 9 including this sentence).

10.	TERM

10.1	Term; Termination

Part II of this Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of: (a) its termination by the written consent of the Parties hereto or their respective successors in interest; (b) the dissolution, liquidation or winding up of Ultra; and (c) the valid termination of the Merger Agreement upon the terms and subject to the conditions set forth therein.

PART III — DIRECTOR NOMINATIONS

11.	DIRECTOR NOMINATIONS

11.1	Director Nomination and Qualifications

(a)	At all times until Part III of this Agreement terminates pursuant to Section 12.1, Sponsor shall have the right (but not the obligation) to nominate one individual as a candidate for election to the Ultra Board of Directors so long as (i) there is not then serving on the Ultra Board of Directors another individual previously nominated pursuant to this Agreement (a “Prior Nominee”) unless such Prior Nominee has agreed in writing to resign effective upon the appointment of another individual nominated by Sponsor, (ii) such individual has been considered and approved by the Ultra’s nominating/corporate governance committee based on criteria reasonably and consistently applied to all candidates for the Ultra Board of Directors and for eligibility of an issuer listed on a Stock Exchange, and (iii) such individual meets the director qualification standards to be contained in Ultra’s corporate governance guidelines (an individual satisfying clauses (i) – (iii), a “Nominee”). Ultra (A) shall use its reasonable best efforts to have a Nominee appointed promptly following receipt by Ultra of a written request from Sponsor to do so (which efforts shall include causing an increase in the size of the Ultra Board of Directors, if necessary and permissible under the Ultra by-laws as then in effect and shall not be less than the efforts used by Ultra to obtain the election of any other director nominee nominated by it to serve as a director) and (B) shall include such Nominee in the slate of nominees recommended by the Ultra Board of Directors to Ultra Stockholders for election as a director at the next (and if such Nominee is serving on the Ultra Board of Directors when the applicable proxy statement is filed and Part III of this Agreement has not terminated pursuant to Section 12.1, each subsequent) annual or special meeting of the Ultra Stockholders at or by which directors of Ultra are to be elected (such efforts and actions in clauses (A) and (B) hereof, the “Ultra Actions”), provided, however, for purposes of this clause (B), that such request is received at least ten business days before Ultra’s proxy statement for such next annual or special meeting has been filed with the SEC. If Sponsor so requests in writing, Ultra shall (1) notify Sponsor of the date Ultra expects to file its proxy statement with the SEC in respect of Ultra’s next anticipated annual or special meeting of stockholders and (2) not reschedule such SEC filing to an earlier date without providing notice to Sponsor at least fifteen business days prior to such rescheduled filing date.

(b)	If an individual nominated by Sponsor is determined not to be a Nominee or if a Nominee nominated by Sponsor is not appointed to the Ultra Board of Directors, Ultra shall notify Sponsor promptly in writing and, for the avoidance of doubt, Sponsor will be permitted to continue to propose individuals for nomination in accordance with Section 11.

(c)	Upon termination of this Agreement, Sponsor shall use its reasonable best efforts to cause its nominee to resign from the Ultra Board of Directors as soon as reasonably practicable.

(d)	At the Effective Time, Ultra shall (i) take all actions necessary to appoint a chief executive officer of Ultra (the “CEO”) and (ii) undertake the Ultra Actions in connection with nominating the CEO to the Ultra Board of Directors. For the avoidance of doubt, in no event shall the CEO be considered to be a Nominee.

12.	TERM

12.1	Term; Termination

Part III of this Agreement will be effective as of the Closing Date and will continue in effect thereafter until the earliest of: (a) its termination by the written consent of the Parties hereto or their respective successors in interest; (b) Sponsor, together with its Affiliates, ceases to hold a number of shares equal to at least 10% of the outstanding shares of Ultra Common Stock as of the Closing Date (such number of shares subject to customary anti-dilution adjustments); (c) the dissolution, liquidation or winding up of Ultra; and (d) the valid termination of the Merger Agreement upon the terms and subject to the conditions set forth therein.

PART IV — MISCELLANEOUS

13.	MISCELLANEOUS

13.1	Entire Agreement

This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

13.2	Remedies

The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies at law or in equity existing in its favor, any Party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

13.3	Rules of Construction

Defined terms used in this Agreement in the singular shall import the plural and vice versa. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Parts and Sections shall be deemed to be references to Parts and Sections of this Agreement, respectively, unless the context shall otherwise require. The words “include,”

“includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any statute or laws defined or referred to herein shall include any rules, regulations or forms promulgated thereunder from time to time and as from time to time, amended, amended and restated, modified or supplemented, including by succession of comparable rules, regulations or forms. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, amended and restated, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Any reference to the number of shares of capital stock of Ultra means such shares of capital stock of Ultra as appropriately adjusted to give effect to any share combinations or exchanges, restructuring or other recapitalizations of Ultra or its capital structure. Any reference herein to the holder of a particular class or series of capital stock of Ultra shall be a reference to such Person solely in its capacity as a holder of that particular class or series of such capital stock of Ultra.

13.4	Amendment and Waiver

This Agreement may be amended, modified, extended, terminated or waived (an “Amendment”), and the provisions hereof may be waived, only by an agreement in writing signed by Ultra and Sponsor. Each such Amendment shall be binding upon each Party hereto. In addition, each Party hereto may waive any right hereunder, as to itself, by an instrument in writing signed by such Party. The failure of any Party to enforce any provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 13.4, any Amendment to the definitions used in such Section as applied to such Section shall also require the same specified consent.

13.5	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assign, including subsequent holders of Registrable Securities to the extent permitted herein. Ultra may not transfer any rights or obligations under this Agreement without the prior written consent of Sponsor, including that Ultra shall not merge, consolidate, amalgamate, combine or enter into an exchange with any other person, or reorganize or convert to another entity or form, or engage in any similar transaction, unless the agreement providing for such merger, consolidation, amalgamation, combination, exchange, reorganization, conversion or similar transaction expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other securities issued pursuant to such merger, consolidation, amalgamation, combination, exchange, reorganization, conversion or similar transaction.

13.6	Severability

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13.7	Counterparts

This Agreement may be executed in separate counterparts (including by means of facsimile or electronic transmission in portable document format), each of which shall be an original and all of which taken together shall constitute one and the same Agreement.

13.8	Descriptive Headings; No Strict Construction

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the drafting of this Agreement and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

13.9	Notices

Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile or electronic mail, or (c) sent by overnight courier, in each case, addressed as follows:

Ultra SC Inc.

c/o DXC Technology Company

1775 Tysons Boulevard

Tysons, Virginia 22101

Attn: William L. Deckelman, Jr.

Email: bill.deckelman@dxc.com

with copies to (which shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: Peter Harwich

Email: peter.harwich@lw.com

and

Veritas Capital Fund Management, L.L.C.

9 West 57th Street, 29th Floor

New York, NY 10019

Attn:      Ramzi M. Musallam

E-mail:  RMusallam@veritascapital.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attn:      Kenneth M. Wolff

E-mail:  Kenneth.Wolff@skadden.com

with a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attn:      Richard A. Presutti

E-mail:  Richard.Presutti@srz.com

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by facsimile on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter, and (iii) two Business Days after being sent by overnight courier. Each of the Parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other Parties hereto.

13.10	Electronic Delivery

This Agreement and any signed agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

13.11	Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL

(a)	All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)

The Parties agree that jurisdiction and venue in any action brought by any Party pursuant to this Agreement shall properly lie exclusively in the United States District Court for the Southern District of New York or any court of the State of New York and any federal or state court located in the State of New York from which appeal therefrom validly lies. By execution and delivery of this Agreement, each Party irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The Parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The Parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(c)	AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (WITH EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH OF THE PARTIES EXPRESSLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER TRANSACTION DOCUMENT, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING, AND ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER TRANSACTION DOCUMENT SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

13.12	Exercise of Rights and Remedies

No delay of or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.

ULTRA SC INC.

By:	/s/ William L. Deckelman, Jr.
	Name:	William L. Deckelman, Jr.
	Title:	Vice President & Secretary

VERITAS CAPITAL FUND MANAGEMENT, L.L.C.

By:	/s/ Ramzi M. Musallam
	Name:	Ramzi M. Musallam
	Title:	Authorized Signatory

THE SI ORGANIZATION HOLDINGS LLC

By:	/s/ Ramzi M. Musallam
	Name:	Ramzi M. Musallam
	Title:	Authorized Signatory

KGS HOLDING LLC

By:	/s/ Ramzi M. Musallam
	Name:	Ramzi M. Musallam
	Title:	Authorized Signatory

[Signature Page to Sponsor Letter Agreement]